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                                                                  EXHIBIT 23.01

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption"Experts" and to the use of our report dated April 22, 1996, included in the Joint Proxy/Prospectus of Rational Software Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Rational Software Corporation for the registration of up to 7,273,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

San Jose, California

January 16, 1997